Burke & Herbert Financial Services Corp. Announces Second Quarter 2023 Results and Declares Common Stock Dividend

For Immediate Release
July 28, 2023

Alexandria, VA – Burke & Herbert Financial Services Corp. (the “Company”) (Nasdaq: BHRB) reported financial results for the quarter ended June 30, 2023. In addition, at its meeting on July 27, 2023, the board of directors declared a $0.53 per share regular cash dividend to be paid on September 1, 2023, to shareholders of record as of the close of business August 15, 2023.

The Company notes the following highlights:

•Balance sheet remains strong with ample liquidity and capital ratios significantly higher than regulatory defined well-capitalized levels;

•Asset quality remains stable across the loan portfolio with adequate reserves; and

•Focus remains on strategic initiatives to profitably expand market share, transform the Company’s digital capabilities and grow sources of non-interest income.

From David P. Boyle, Company Chair, President and Chief Executive Officer

“Despite the headwinds facing the industry and the resulting pressure on bank earnings, our focus remains on executing our strategic priorities. This quarter we increased loans, maintained a strong liquidity position, and continued to make investments in our businesses designed to deliver increased shareholder value over the long-term.”

Results of Operations

Second Quarter 2023 - Comparison to prior year quarter

Net income for the three months ended June 30, 2023, was $6.0 million or $4.4 million lower than the three months ended June 30, 2022, primarily due to increased funding costs and the change in provision for credit losses that included a recapture of credit losses in the prior year quarter.

Total revenue (non-GAAP) for the three months ended June 30, 2023, was $28.4 million or 6% lower than the three months ended June 30, 2022, and included $25.3 million in interest and fees on loans and $10.8 million in investment security income, which was a 45% increase and a 20% increase, respectively, over the prior year three months ended June 30, 2022. Overall, interest income for the three months ended June 30, 2023, was $37.1 million or 40% higher than the three months ended June 30, 2022. The increase in interest income for the Company’s loans was due to increased loan growth and higher rates, and the interest income increase in investment securities was due to higher rates. Loans, net of allowance for credit losses, ended the quarter at $2.0 billion or 14% higher than June 30, 2022, while the investment portfolio fair value ended the quarter at $1.3 billion or 17% lower than the prior year quarter.

The increase in interest income was offset by an increase in interest expense, which was $13.3 million for the three months ended June 30, 2023, or $12.4 million higher than the prior year period. The rapidly rising rate environment resulted in an increase in the Company’s cost of funds that outpaced the resulting benefit of higher rates on assets. The Company’s deposit and borrowing interest expense was $10.0 million and $3.3 million or $9.7 million and $2.8 million higher, respectively, for the three months ended June 30, 2023. Total deposits ended the quarter at $3.0 billion or 2% higher than the same period in 2022.

Non-GAAP financial measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation tables in this release.

Non-interest-bearing deposits decreased by 11% to $876.4 million, and borrowed funds decreased by 20% to $249.0 million from the prior year quarter ended June 30, 2022.

Non-interest income for the three months ended June 30, 2023, increased $0.1 million from the same period last year to $4.6 million. The increase was primarily due to higher other non-interest income revenue. Within other non-interest income, the Company received an increase in dividend income from the Federal Home Loan Bank (“FHLB”) and also included increased fee income from customer swap activity when compared to the prior year quarter ended June 30, 2022.

For the three months ended June 30, 2023, the Company recorded a provision for credit losses of $0.2 million compared to a recapture of credit losses of $2.5 million in the prior year quarter. Total revenue (non-GAAP) after provision for credit losses was $28.2 million for the three months ended June 30, 2023, which was a decrease of 14% compared to the same period last year due to the recapture of credit losses recorded in the prior year quarter.

Non-interest expense increased by $1.0 million, or 5%, for the three months ended June 30, 2023, from the prior year three months ended June 30, 2022. The increase was driven by higher personnel related expenses, primarily benefits and pension, due to increased healthcare costs and general macro-economic conditions. The Company also incurred expenses during the second quarter of 2023 related to the efforts of listing our common stock on the Nasdaq stock exchange and the filing of a Form 10 Registration Statement with the U.S. Securities and Exchange Commission (“SEC”) to register our common stock under the Securities Exchange Act of 1934, as amended.

As of June 30, 2023, total shareholders’ equity was $290.1 million or $1.1 million lower than June 30, 2022, due to the impact of higher rates on the fair value of our securities portfolio.
Six months ended June 30, 2023 - Comparison to prior year period

Net income for the six months ended June 30, 2023, was $13.6 million or $6.0 million lower than the six months ended June 30, 2022.

Total revenue (non-GAAP) for the six months ended June 30, 2023, was $57.4 million or 1% lower than the six months ended June 30, 2022, and included $48.1 million in interest and fees on loans and $22.1 million in investment security income, which was a 42% increase and a 31% increase, respectively, over the prior year six months ended June 30, 2022. Overall, interest income for the six months ended June 30, 2023, was $71.4 million or 41% higher than the six months ended June 30, 2022. The increase in interest income for the Company’s loans was due to increased loan growth and higher rates, and the interest income increase on investment securities was due to higher rates.

The increase in interest income was offset by an increase in interest expense, which was $22.9 million for the six months ended June 30, 2023, or $21.2 million higher than the prior year period. The rapidly rising rate environment resulted in an increase in the Company’s cost of funds that outpaced the resulting benefit of higher rates on assets. The Company’s deposit and borrowing interest expense was $15.4 million and $7.4 million or $14.7 million and $6.5 million higher, respectively, for the six months ended June 30, 2023, than for the six months ended June 30, 2022.

Non-interest income for the six months ended June 30, 2023, increased $0.2 million from the same period last year to $8.8 million. The increase was primarily due to higher other non-interest income revenue. Within other non-interest income, the Company received an increase in dividend income from the FHLB and also included increased fee income from customer swap activity when compared to the prior year period ended June 30, 2022.

For the six months ended June 30, 2023, the Company recorded a provision for credit losses of $0.7 million compared to a recapture of credit losses of $5.2 million in the prior year period. Total revenue (non-GAAP) after provision for credit losses was $56.7 million for the six months ended June 30, 2023, which was a decrease of 10% compared to the same period last year.

Non-interest expense increased by $2.2 million, or 6%, for the six months ended June 30, 2023, from the prior year six months ended June 30, 2022. The increase was driven by higher personnel related expenses, primarily benefits and pension, due to increased healthcare costs and general macro-economic conditions. The Company also incurred expenses during 2023 related to the efforts of listing our common stock on the Nasdaq stock exchange and the filing of a Form 10 Registration Statement with the SEC to register our common stock under the Securities Exchange Act of 1934, as amended.

Regulatory capital ratios

The Company continues to be well-capitalized with capital ratios that are above regulatory requirements. As of June 30, 2023, our Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk weighted asset ratios were 17.6% and 18.7%, respectively, and significantly above the well-capitalized requirements of 6.5% and 10%, respectively. The leverage ratio was 11.2% compared to a 5% level to be considered well-capitalized.

Burke & Herbert Bank & Trust Company (“the Bank”), the Company’s wholly-owned bank subsidiary, continues to be well-capitalized with capital ratios that are above regulatory requirements. As of June 30, 2023, the Bank’s Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk weighted asset ratios were 17.5% and 18.6%, respectively, and significantly above the well-capitalized requirements. In addition, the Bank’s leverage ratio of 11.1% is considered to be well-capitalized.

For more information about the Company’s financial condition, including additional disclosures pertinent to recent events in the banking industry, please see our financial statements and supplemental information attached to this release.

Burke & Herbert Financial Services Corp. is the bank holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington DC Metro area. The Bank offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs and has over 20 branches throughout the Northern Virginia region and commercial loan offices in Fredericksburg, Loudoun County, Richmond, and in Bethesda, Maryland. Learn more at www.burkeandherbertbank.com.

Member FDIC; Equal Housing Lender

Cautionary Note Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on certain assumptions and describe future plans, strategies and expectations of the Company and the Bank, including with respect to the Company's ability to maintain adequate liquidity, meet and exceed regulatory capitalization requirements, execute on strategic priorities and initiatives, expand market share, and transform its digital capabilities. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "will," "should," "may," "view," "opportunity," "potential," or similar expressions or expressions of confidence. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. The Company’s forward-looking statements are subject to the following principal risks and uncertainties: the risk factors discussed in the

Company’s Registration Statement on Form 10, as amended, and as ordered effective by the SEC on April 21, 2023 and in subsequent 2023 Quarterly Reports on Form 10-Q and other 2023 filings with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Burke & Herbert Financial Services Corp.
Consolidated Statements of Income (unaudited)
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Interest income
Loans, including fees	$25,300	$17,418	$48,060	$33,868
Taxable securities	9,419	6,572	19,221	11,930
Tax-exempt securities	1,409	2,464	2,867	4,890
Other interest income	988	88	1,296	106
Total interest income	37,116	26,542	71,444	50,794
Interest expense
Deposits	10,030	368	15,431	769
Borrowed funds	3,279	527	7,417	892
Other interest expense	15	16	30	31
Total interest expense	13,324	911	22,878	1,692
Net interest income	23,792	25,631	48,566	49,102

Provision for (recapture of) credit losses	214	(2,538)	729	(5,176)
Net interest income after credit loss expense	23,578	28,169	47,837	54,278

Non-interest income
Fiduciary and wealth management	1,305	1,362	2,642	2,667
Service charges and fees	1,741	1,761	3,376	3,394
Net gains (losses) on securities	(111)	—	(111)	104
Income from life insurance	571	542	1,131	1,079
Other non-interest income	1,119	831	1,801	1,367
Total non-interest income	4,625	4,496	8,839	8,611

Non-interest expense
Salaries and wages	9,922	9,617	19,416	19,146
Pensions and other employee benefits	2,406	1,901	4,874	3,940
Occupancy	1,545	1,609	3,002	3,155
Equipment rentals, depreciation and maintenance	1,457	1,383	2,796	2,762
Other operating	6,018	5,858	11,625	10,530
Total non-interest expense	21,348	20,368	41,713	39,533
Income before income taxes	6,855	12,297	14,963	23,356

Income tax expense	821	1,900	1,405	3,833
Net income	$6,034	$10,397	$13,558	$19,523

Burke & Herbert Financial Services Corp.
Consolidated Balance Sheets
(In thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$9,047	$9,124
Interest-earning deposits with banks	71,752	41,171
Cash and cash equivalents	80,799	50,295
Securities available-for-sale, at fair value	1,252,190	1,371,757
Restricted stock, at cost	3,914	16,443
Loans held-for-sale, at fair value	456	—
Loans	2,000,969	1,887,221
Allowance for credit losses	(25,919)	(21,039)
Net loans	1,975,050	1,866,182
Premises and equipment, net	56,183	53,170
Accrued interest receivable	14,781	15,481
Company-owned life insurance	93,625	92,487
Other assets	92,228	97,083
Total Assets	$3,569,226	$3,562,898

Liabilities and Shareholders’ Equity
Liabilities
Non-interest-bearing deposits	$876,396	$960,692
Interest-bearing deposits	2,128,867	1,959,708
Total deposits	3,005,263	2,920,400
Borrowed funds	249,000	343,100
Accrued interest and other liabilities	24,891	25,945
Total Liabilities	3,279,154	3,289,445

Shareholders’ Equity
Common Stock	4,000	4,000
Additional paid-in capital	13,208	12,282
Retained earnings	426,625	424,391
Accumulated other comprehensive income (loss)	(126,177)	(139,495)
Treasury stock	(27,584)	(27,725)
Total Shareholders’ Equity	290,072	273,453
Total Liabilities and Shareholders’ Equity	$3,569,226	$3,562,898

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	June 30	March 31	December 31	September 30	June 30
	2023	2023	2022	2022	2022

Per common share information
Basic earnings	$0.81	$1.01	$1.80	$1.50	$1.40
Diluted earnings	0.80	1.00	1.78	1.49	1.39
Cash dividends	0.53	0.53	0.53	0.53	0.53
Book value	39.05	39.02	36.82	34.40	39.21

Balance sheet-related (at period end, unless indicated)
Assets	$3,569,226	$3,671,186	$3,562,898	$3,501,145	$3,585,822
Average earning assets	3,379,534	3,331,920	3,255,213	3,328,594	3,342,045
Loans (gross)	2,000,969	1,951,738	1,887,221	1,751,827	1,748,508
Loans (net)	1,975,050	1,926,034	1,866,182	1,730,874	1,725,146
Securities, available-for-sale, at fair value	1,252,190	1,362,785	1,371,757	1,453,104	1,515,974
Non-interest-bearing deposits	876,396	906,723	960,692	980,714	987,748
Interest-bearing deposits	2,128,867	2,125,668	1,959,708	1,996,946	1,972,675
Deposits, total	3,005,263	3,032,391	2,920,400	2,977,660	2,960,423
Brokered deposits	389,051	389,185	100,273	—	—
Uninsured deposits	681,908	715,053	843,431	847,973	897,669
Borrowed funds	249,000	321,700	343,100	243,000	310,000
Unused borrowing capacity(1)	958,962	809,127	622,186	743,456	977,935
Equity	290,072	289,783	273,453	255,471	291,138
Accumulated other comprehensive income (loss)	(126,177)	(123,809)	(139,495)	(147,578)	(104,221)

(1) Includes Federal Home Loan Bank and correspondent bank availability.

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	June 30	March 31	December 31	September 30	June 30
	2023	2023	2022	2022	2022

Ratios
Return on average assets (annualized)	0.67%	0.85%	1.51%	1.23%	1.17%
Return on average equity (annualized)	8.34	10.83	20.66	14.99	13.48
Net interest margin (non-GAAP)	2.87	3.06	3.46	3.25	3.15
Efficiency ratio	75.12	70.25	51.24	64.48	67.61
Loans to deposit ratio	66.58	64.36	64.62	58.83	59.06
Common Equity Tier 1 (CET1) capital ratio(2)	17.47	17.40	17.89	18.23	18.09
Total capital to risk-weighted assets ratio(2)	18.57	18.50	18.81	19.18	19.16
Leverage ratio(2)	11.11	11.09	11.30	11.03	10.94

Income statement
Interest income	$37,116	$34,328	$32,574	$29,265	$26,542
Interest expense	13,324	9,554	4,665	2,584	911
Non-interest income	4,625	4,214	4,217	4,259	4,496
Total revenue (non-GAAP)	28,417	28,988	32,126	30,940	30,127
Non-interest expense	21,348	20,365	16,462	19,951	20,368
Pretax, pre-provision earnings (non-GAAP)	7,069	8,623	15,664	10,989	9,759
Provision for (recapture of) credit losses	214	515	98	(2,388)	(2,538)
Income before income taxes	6,855	8,108	15,566	13,377	12,297
Income tax expense	821	584	2,213	2,240	1,900
Net income	$6,034	$7,524	$13,353	$11,137	$10,397

(2) Ratios are for Burke & Herbert Bank & Trust Company for all periods presented.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
As of or for the three months ended
(In thousands)

Total Revenue (non-GAAP)
	June 30	March 31	December 31	September 30	June 30
	2023	2023	2022	2022	2022
Interest income	$37,116	$34,328	$32,574	$29,265	$26,542
Interest expense	13,324	9,554	4,665	2,584	911
Non-interest income	4,625	4,214	4,217	4,259	4,496
Total revenue (non-GAAP)	$28,417	$28,988	$32,126	$30,940	$30,127

Total revenue is a non-GAAP measure and is derived from total interest income less total interest expense plus total non-interest income. We believe that total revenue is a useful tool to determine how the Company is managing its business and how stable our revenue sources are from period to period.

Pretax, Pre-Provision Earnings (non-GAAP)
	June 30	March 31	December 31	September 30	June 30
	2023	2023	2022	2022	2022
Income before taxes	$6,855	$8,108	$15,566	$13,377	$12,297
Provision for (recapture of) credit losses	214	515	98	(2,388)	(2,538)
Pretax, pre-provision earnings (non-GAAP)	$7,069	$8,623	$15,664	$10,989	$9,759

Pretax pre-provision earnings is a non-GAAP measure and is based on adjusting income before income taxes and to exclude provision for (recapture of) credit losses. We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for (recapture of) credit losses, which can vary significantly between periods.

Net Interest Margin & Taxable-Equivalent Net Interest Income (non-GAAP)
	June 30	March 31	December 31	September 30	June 30
	2023	2023	2022	2022	2022
Net interest income	$23,792	$24,774	$27,909	$26,681	$25,631
Taxable-equivalent adjustments	375	387	455	621	655
Net interest income (Fully Taxable-Equivalent - FTE)	$24,167	$25,161	$28,364	$27,302	$26,286

Average earning assets	3,379,534	3,331,920	3,255,213	3,328,594	3,342,045
Net interest margin (non-GAAP)	2.87%	3.06%	3.46%	3.25%	3.15%

The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use net interest income on a fully

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
As of or for the three months ended
(In thousands)
taxable-equivalent (FTE) basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. FTE net interest income is calculated by adding the tax benefit on certain financial interest earning assets, whose interest is tax-exempt, to total interest income then subtracting total interest expense. Management believes FTE net interest income is a standard practice in the banking industry, and when net interest income is adjusted on an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income and this adjustment is not permitted under GAAP. FTE net interest income is only used for calculating FTE net interest margin, which is calculated by annualizing FTE net interest income and then dividing by the average earning assets. The tax-rate used for this adjustment is 21%. Net interest income shown elsewhere in this presentation is GAAP net interest income.